UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2013

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Nucor Corporation

(Exact Name of Registrant as Specified in its Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 4, 2013 Daniel R. DiMicco announced that he will retire from his position as Executive Chairman of Nucor Corporation (the “Corporation”) effective December 31, 2013. Mr. DiMicco, age 63, joined the Corporation in 1982 and has served as Executive Chairman of the Corporation since January 2013. Previously, Mr. DiMicco served as Chairman of the Corporation from May 2006 to December 2012, Chief Executive Officer from September 2000 to December 2012 and President from September 2000 to December 2010. Mr. DiMicco also will retire from the Board of Directors of the Corporation (the “Board”), effective December 31, 2013, in accordance with the Corporate Governance Principles of the Corporation.

On November 4, 2013, the Board elected John J. Ferriola, who currently serves as President and Chief Executive Officer of the Corporation, as Chairman of the Board, effective January 1, 2014.

A copy of the news release announcing the events described above is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	News Release of Nucor Corporation, issued November 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: November 5, 2013	By:	/s/ James D. Frias
James D. Frias Chief Financial Officer, Treasurer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release of Nucor Corporation, issued November 5, 2013